UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 2, 2014, BBCN Bancorp Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”) to report the voting results of the Annual Meeting of Stockholders held on June 26, 2014, including, among other matters, an advisory and non-binding vote on the frequency of the advisory and non-binding vote on the compensation paid to the Company’s “named executive officers” (“Say-On-Pay Vote”).  This Current Report on Form 8-K/A is being filed with the SEC as an amendment to the Original Report to disclose the Company’s decision, in light of such vote, as to how frequently the Company will include a Say-On-Pay Vote in its proxy materials until the next required advisory and non-binding vote on the frequency of the Say-On-Pay Vote, which will take place in 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of the Company, the stockholders of the Company cast an advisory and non-binding vote on whether the Say-On-Pay Vote should occur every 1, 2 or 3 years.  In the proxy materials for the 2014 Annual Meeting of Stockholders of the Company, the Board of Directors recommended that the stockholders cast their advisory and non-binding vote in favor of the Say-On-Pay Vote occurring every year. The results of the stockholder vote on the frequency of the Say-On-Pay Vote are as follows:

1 Year:	57,346,290
2 Years:	654,008
3 Years:	7,261,141
Abstain:	1,326,013
Broker non-vote:	7,103,957

In light of the results of said stockholder vote, on March 26, 2015 the Board of Directors of the Company adopted a resolution to include a Say-On-Pay Vote on an annual basis until the next required advisory and non-binding vote on the frequency of the Say-On-Pay Vote, which will take place in 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: April 1, 2015	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer